UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 July 2, 2001
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 340
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)
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ITEM 9.  Regulation FD

On July 2, 2001, Mid-America Apartment Communities, Inc. issued the following press release.

Mid-America Apartment Communities Sells Canyon Creek Apartments, Negotiates Possible Further Sales and Credit Options, and Refinances Debt

July 2, 2001; Memphis, TN. Mid-America Apartment Communities, Inc (MAA:NYSE) announced today that it has sold Canyon Creek Apartments, a 320-unit community in St Louis, MO, for $15.6 million., $48,750/unit. The company expects to record a net gain of $6.6 million on the sale of the property which it purchased in 1994. Proceeds were applied to pay-down debt.

Eric Bolton, President, said "we are very pleased with all aspects of this transaction, which typifies our expertise at repositioning properties. Through numerous upgrades, including the purchase of additional land for improved access, we were able to add significantly to Canyon Creek's value, leading to the sale of this older property at an 8.5% cap rate".

Mid-America is negotiating the possible sale of two other properties expected to close during 2001.

In a series of transactions, Mid-America has refinanced $84 million of its fixed rate conventional and tax-free debt, including a $40 million mortgage at 8.6% that matured today. So far this year it has fixed the rate on $92 million of debt through swaps and new debt using its Fannie Mae credit and tax-free bond facilities with Prudential Mortgage Capital. The average rate on this new fixed-rate debt is 6.2% and the rate is fixed for an average of 6 years, increasing the Company's total fixed-rate debt of all kinds to 88% of debt outstanding. Mid-America also announced that it has renegotiated its $70 million bank line of credit and extended its maturity to May, 2003, and expects to realize significant savings from this replacement facility.

Simon Wadsworth, CFO, added "These sales will enable us to build capacity for potential future joint venture acquisitions. We anticipated the interest expense benefits from the refinancings and they are fully incorporated in our prior projections."


MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 34,025 apartment units throughout the southeast, south central and Texas, including 248 units in the development pipeline.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements about anticipated future earnings and savings from financing transactions. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, construction delays that could cause additional apartment units to reach the market later than anticipated, changes in interest rates, and other items that are difficult to control such as insurance rates, increases in real estate taxes ,and other general risks inherent in the apartment business. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchnage Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  July 2, 2001                 /s/Simon R.C. Wadsworth
                                    Simon R.C. Wadsworth
                                    Executive Vice President
                                    (Principal Financial and Accounting Officer)